SRK Consulting (U.S.), Inc. 1125 17th Street, Suite 600 Denver, CO 80202 United States T: +1 303 985 1333 F: +1 303 985 9947 denver@srk.com www.srk.com U.S. Offices: Alaska 907 677 3520 Clovis 559 452 0182 Denver 303 985 1333 Elko 775 753 4151 Reno 775 828 6800 Tucson 520 544 3688 Canadian Offices: Saskatoon 306 955 4778 Sudbury 705 682 3270 Toronto 416 601 1445 Vancouver 604 681 4196 Yellowknife 867 873 8670 Group Offices: Africa Asia Australia Europe North America South America SRK_Consent_20220224_Signed.docx February 24, 2022 MP Materials Corp. 6720 Via Austi Parkway, Suite 450 Las Vegas, NV 89119 Attention: Ryan Corbett Chief Financial Officer Dear Mr. Corbett: Consent Letter – Mountain Pass Technical Report Summary In connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any amendments thereto (collectively the, “Form 10-K”) to be filed by MP Materials Corp. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”), SRK Consulting (U.S.), Inc. (“SRK”), hereby consents to: (1) the filing and/or incorporation by reference by the Company and use of the Technical Report Summary titled “SEC Technical Report Summary, Pre-Feasibility Study, Mountain Pass Mine, San Bernardino County, California” with an effective date of September 30, 2021, and a report date of February 16, 2022 (the “Technical Report Summary”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC, as an exhibit to and referenced in the Form 10-K; (2) the use of and references to SRK’s name as a “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Form 10-K and any such Technical Report Summary; and (3) the use of any quotation from, or summarization of, the particular section or sections of the Technical Report Summary in the Form 10-K, to the extent it was prepared by SRK, that SRK supervised its preparation of and/or that was reviewed and approved by SRK, that is included or incorporated by reference to the Form 10-K. SRK is responsible for, and this consent pertains to the following sections of the Technical Report Summary: • Portions of Sections 1, 10, 14, 18, 22, 23, 24, and 25 • Sections 2, 3, 4, 5, 6, 7, 8, 9, 11, 12, 13, 15, 17, 19, 20, 21 Neither the whole nor any part of the Technical Report Summary nor any reference thereto may be included in any other filings with the SEC without the prior written consent of SRK as to the form and context in which it appears.

SRK Consulting (U.S.), Inc. Page 2 SRK_Consent_20220224_Signed.docx February 2022 Yours faithfully, SRK Consulting (U.S.), Inc. Fernando Rodrigues, BSc, MBA, MAusIMM, MMSAQP Practice Leader, Principal Consultant /s/ Fernando Rodrigues